CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-75786 of Alpine Series Trust on Form N-1A of our report dated December 23, 2004, appearing in the Annual Report of Alpine Series Trust for the year ended October 31, 2004, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of this Registration Statement.

Milwaukee, WI
September 28, 2005